FIRST AMENDMENT TO THE
                    ACQUISITION & DEVELOPMENT PROMISSORY NOTE

         THIS FIRST AMENDMENT to the Acquisition & Development Promissory Note is made as of the fifteenth (15th) day of June, 1997, by and between VCA Tucson Incorporated, an Arizona corporation (VCA-Tucson), ILX Incorporated, an Arizona corporation, ("ILX") both with offices located at 2111 East Highland, Suite 210, Phoenix, Arizona 85016 and Resort Funding, Inc., a Delaware corporation, with offices located at Two Clinton Square, Syracuse, New York 13202 ("RFI"). ("First Amendment").

         WHEREAS, VCA-Tucson and ILX executed an Acquisition & Development Promissory Note in favor of RFI ("Note") pursuant to the terms thereof and pursuant to an Acquisition & Development Loan Agreement of even date therewith ("Loan Agreement") RFI agreed to lend to VCA-Tucson and VCA-Tucson agreed to pay to RFI the principle sum of Six Million Dollars ($6,000,000.00) or so much thereof as has been disbursed and not repaid, together with interest on the unpaid principal balance from time to time outstanding until paid. Such loan is secured by a Mortgage and Security Agreement and UCC-1 Financing Statement dated October 20th, 1995 and recorded in the Recorder's Office of Pima County, State of Arizona, on July 15th, 1996 in Docket 10336 at page 380 ("Mortgage").

         WHEREAS, VCA-Tucson desires to borrow on additional Five Hundred Fifty Thousand Dollars ($550,000.00), Four Hundred Fifty Thousand Dollars ($450,000.00) of which shall be an interest reserve in connection with the amounts borrowed for the development of the Project;

         WHEREAS, VCA-Tucson and RFI have agreed to amend the terms of the Loan Agreement, the Note and the Mortgage to evidence the secured sum additional borrowing.

         NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      The initial paragraph of the Note is hereby amended as follows:

The term "Six Million Dollars ($6,000,000.00)" is hereby replaced with the term "Six Million Five Hundred Fifty Thousand Dollars ($6,550,000.00)".

2. Section 1. Interest: The second and third sentence of the first paragraph of the Note are deleted in their entirety and replaced with the following:

         "Interest shall accrue at a rate per annum equal to twelve percent (12.0%).
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3.       Section 2. Installment  Payment;  Maturity:  The first sentence of this section is hereby deleted in its entirety and replaced with the following:

"Installment of interest only ("Interest Installment") shall be due and payable monthly in arrears immediately available funds commencing thirty (30) days from the date of this Note and subsequent Interest Installments shall be due on the first business day of each month for a period of forty eight (48) months after the date of this First Amendment."

4. Section 10. Release Fees: This section is hereby amended to include the following sentence:

"In addition to the release fees Maker shall pay to holder an equity kicker for each annual Interval Unit sold in the Project in the amount of One Hundred Dollars ($100.00) and for each bi-annual Interval Unit sold in the Project in the amount of Fifty Dollars ($50.00). The payment of such equity kicker shall survive and continue after this Note is satisfied and all amounts due under this note have been paid in full. The equity kicker shall be paid only with respect to the sales of Interval Units in Varsity Clubs of America: Tucson Chapter, and not with respect to any other timeshare intervals sold at the project."

5. All provisions of the Note are hereby confirmed and ratified except as specifically set forth herein, in which event the provision of this First Amendment shall prevail.


RESORT FUNDING, INC.                       VCI-TUCSON INC.


By: /s/ Thomas J. Hamel                    By: /s/ Joseph P. Martori
        --------------------------                 ---------------------------
        Thomas J. Hamel, President                 Joseph P. Martori, Chairman



                                           ILX INCORPORATED


                                           By: /s/ Joseph P. Martori
                                                   ---------------------------
                                                   Joseph P. Martori, Chairman
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